Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS, EXCEEDING REVENUE AND EPS EXPECTATIONS

Company Reports $211 Million of Revenue for First Quarter 2018

Generates $0.09 Diluted Income Per Share for First Quarter 2018

Company Raises Full Year 2018 Guidance Ranges

Fort Washington, PA—April 30, 2018—Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of weight management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the first quarter ended March 31, 2018.

Dawn Zier, President and Chief Executive Officer, stated, “We’re pleased first quarter 2018 revenue and earnings per share exceeded our expectations, driven by better than expected results in the Nutrisystem’s direct-to-consumer business. As anticipated, South Beach Diet revenues increased significantly year-over-year, and we remain excited about the long-term opportunity it represents.”

Ms. Zier added, “Our multi-brand strategy, supported by our strong ecommerce and supply chain platforms, has us well positioned in our growing category.  Key metrics for both of our brands are sound and continuing to improve, reinforcing our confidence in delivering meaningful growth in 2019.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter 2018 Compared to First Quarter 2017

•	Revenue was $210.9 million compared to $212.7 million.
•	Gross margin was 53.2% compared to 53.8%.
•	Net income was $2.8 million compared to $7.5 million.
•	Diluted income per common share was $0.09 compared to $0.25.
•	Adjusted EBITDA was $7.9 million compared to $15.5 million.
•	Company repurchased $10 million of common stock during the first quarter of 2018 and an additional $5 million of common stock in April 2018.
•	The Board of Directors has declared a quarterly dividend of $0.25 per share, payable May 21, 2018 to stockholders of record as of May 10, 2018.

Mike Monahan, Chief Financial Officer, commented, “We are raising our full year 2018 guidance and continue to generate strong cash flows. The strength of our balance sheet has supported key capital allocation actions such as the recent increase of our dividend, the repurchasing of our stock, and continued funding of internal investments.”

Second Quarter and Updated Full Year 2018 Guidance

The Company’s second quarter and updated full year 2018 guidance is outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Second quarter revenue is expected to be in the range of $186 to $191 million, net income between $23.5 and $25.0 million, diluted income per common share between $0.78 and $0.83, and adjusted EBITDA between $38.4 and $40.4 million.

•

Full year 2018 revenue is now expected to be in the range of $693 to $708 million compared to the previous range of $685 to $705 million, net income between $61.8 and $64.8 million consistent with the previous range of $61.7 to $64.8 million, diluted income per common share between $2.04 and $2.14 compared to the previous range of $1.99 to $2.09, and adjusted EBITDA between $106.5 and $110.5 million compared to the previous range of $106 to $110 million.  The South Beach Diet brand is expected to contribute approximately $70 million in revenue in 2018.

Conference Call and Webcast

Management will host a conference call to discuss first quarter 2018 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer, Dawn Zier, Chief Financial Officer, Mike Monahan, and Chief Marketing Officer, Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13678360.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation expense. The Company excludes non-cash employee compensation expense because it is a non-cash expense that is not reflective of the ongoing operations of the Company. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as second quarter and updated full year 2018 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the

Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leader in the weight-loss industry, having helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes multiple plans for 2018. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUE	$210,930	$212,677

COSTS AND EXPENSES:
Cost of revenue	98,651	98,230
Marketing	85,980	81,678
Selling, general and administrative	20,479	19,589
Depreciation and amortization	3,749	3,777
Total costs and expenses	208,859	203,274
Operating income	2,071	9,403
INTEREST INCOME, net	(86)	(24)
Income before income tax (benefit) expense	2,157	9,427
INCOME TAX (BENEFIT) EXPENSE	(646)	1,943
Net income	$2,803	$7,484
BASIC INCOME PER COMMON SHARE	$0.09	$0.25
DILUTED INCOME PER COMMON SHARE	$0.09	$0.25
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,833	29,558
Diluted	30,146	29,985
DIVIDENDS DECLARED PER COMMON SHARE	$0.250	$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,059	$24,654
Short term investments	52,297	47,568
Receivables	21,592	17,871
Inventories	42,118	44,266
Prepaid income taxes	6,874	6,441
Prepaid expenses and other current assets	8,817	11,758
Total current assets	155,757	152,558
FIXED ASSETS, net	30,216	31,549
INTANGIBLE ASSETS, net	12,834	13,084
DEFERRED INCOME TAXES	3,144	3,202
OTHER ASSETS	1,136	1,150
Total assets	$203,087	$201,543
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,730	$34,816
Accrued payroll and related benefits	2,476	15,229
Deferred revenue	12,280	7,991
Other accrued expenses and current liabilities	6,249	6,068
Total current liabilities	77,735	64,104
NON-CURRENT LIABILITIES	1,633	1,636
Total liabilities	79,368	65,740

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,920 at March 31, 2018 and 30,729 at December 31, 2017)	31	31
Additional paid-in capital	72,825	69,245
Treasury stock, at cost, 1,038 shares at March 31, 2018 and 679 shares at December 31, 2017	(28,263)	(16,359)
Retained earnings	79,409	83,035
Accumulated other comprehensive loss	(283)	(149)
Total stockholders’ equity	123,719	135,803
Total liabilities and stockholders’ equity	$203,087	$201,543

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,803	$7,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,749	3,777
Share–based compensation expense	2,096	2,317
Deferred income tax benefit	(281)	(276)
Other charges	18	3
Changes in operating assets and liabilities:
Receivables	(3,721)	(8,872)
Inventories	2,148	7,098
Prepaid expenses and other assets	3,085	1,017
Accounts payable	21,870	22,557
Accrued payroll and related benefits	(12,753)	(6,981)
Deferred revenue	5,626	10,223
Income taxes	(389)	2,234
Other accrued expenses and liabilities	(185)	434
Net cash provided by operating activities	24,066	41,015
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(8,229)	(6,496)
Proceeds from sales of short term investments	3,311	1,937
Capital additions	(1,759)	(2,432)
Net cash used in investing activities	(6,677)	(6,991)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,484	1,803
Employee tax withholdings related to the vesting of equity awards	(1,908)	(1,330)
Repurchase of common shares for treasury	(9,996)	0
Repurchase and retirement of common shares	0	(785)
Payment of dividends	(7,564)	(5,318)
Net cash used in financing activities	(17,984)	(5,630)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(595)	28,394
CASH AND CASH EQUIVALENTS, beginning of period	24,654	9,623
CASH AND CASH EQUIVALENTS, end of period	$24,059	$38,017

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017

Net income	$2,803	$7,484
Interest income, net	(86)	(24)
Income tax (benefit) expense	(646)	1,943
Depreciation and amortization	3,749	3,777
EBITDA	5,820	13,180
Non-cash employee compensation expense	2,096	2,317
Adjusted EBITDA	$7,916	$15,497

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending June 30, 2018		Year Ending December 31, 2018
	Low	High	Low	High

Net income	$23,495	$25,013	$61,755	$64,847
Interest expense (income), net	15	15	(30)	(30)
Income tax expense	7,460	7,942	18,135	19,043
Depreciation and amortization	3,930	3,930	15,840	15,840
EBITDA	34,900	36,900	95,700	99,700
Non-cash employee compensation expense	3,500	3,500	10,800	10,800
Adjusted EBITDA	$38,400	$40,400	$106,500	$110,500